UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 18, 2017
NEWPARK RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-2960	72-1123385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9320 Lakeside Boulevard, Suite 100 The Woodlands, TX	77381
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 362-6800

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Newpark Resources, Inc. (the "Company") hereby amends its Current Report on Form 8-K filed on May 22, 2017 (the "Original Report") in this Current Report on Form 8-K/A to disclose the determination of the Company's Board of Directors regarding the frequency with which stockholders will have an advisory non-binding vote on executive compensation. No other changes have been made to the Original Report.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Company's Annual Meeting of Stockholders held on May 18, 2017, the Company's stockholders voted to hold an advisory "say-on-pay" vote every year. As a result of these stockholder votes and in accordance with its previous recommendation in the Company's definitive Proxy Statement on Schedule 14A filed with the SEC on April 6, 2017, the Company’s Board of Directors determined that the Company will hold future "say-on-pay" votes on an annual basis until the occurrence of the next advisory vote on the frequency of "say-on-pay" votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPARK RESOURCES, INC.

Dated:	September 21, 2017	By:	/s/ Mark J. Airola
Mark J. Airola, Senior Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary